EXHIBIT 24

POWER OF ATTORNEY

The undersigned Directors of PHOENIX FOOTWEAR GROUP, INC. do hereby constitute and appoint Cathy B. Taylor and Scott Sporrer their true and lawful attorneys and agents, to execute the Phoenix Footwear Group, Inc. Annual Report on Form 10-K for the fiscal year ended December 29, 2007, for us and in our names as Directors, to comply with the Securities Exchange Act of 1934, and the rules, regulations and requirements of the Securities and Exchange Commission in connection therewith.

/S/ FREDRICK PORT Fredrick Port	Dated: April 14, 2008

/S/ STEVEN DEPERRIOR Steven DePerrior	Dated: April 14, 2008

/S/ GREGORY HARDEN Gregory Harden	Dated: April 14, 2008

/S/ JAMES R. RIEDMAN James R. Riedman	Dated: April 14, 2008

/S/ WILHELM PFANDER Wilhelm Pfander	Dated: April 14, 2008

/S/ JOHN KRATZER John Kratzer	Dated: April 14, 2008